UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of OPNET Technologies, Inc. (the “Company”) was held on September 10, 2012. Proxies were solicited pursuant to the Company’s proxy statement filed on July 27, 2012 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock, $0.001 par value (“Common Stock”), entitled to vote at the Annual Meeting was 23,007,359. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked (i) to elect two Class III directors to hold office until the 2015 Annual Meeting of Stockholders, (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement, and (iii) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013. The voting results reported below are final.

Proposal 1 – Election of two Class III directors to hold office until the 2015 Annual Meeting of Stockholders

Marc A. Cohen and William F. Staisor were elected as Class III directors to hold office until the 2015 Annual Meeting of Stockholders. The results of the election follow:

Nominee	For	Withheld	Broker Non-Votes
Marc A. Cohen	19,229,277	419,910	1,718,985
William F. Staisor	19,197,498	451,689	1,718,985

Proposal 2 – Approve, on an advisory basis, the compensation of the Company’s named executive officers

The compensation of the Company’s named executive officers was approved, on an advisory basis. The results of the election follow:

For	Against	Abstain	Broker Non-Votes
18,964,406	669,171	15,610	1,718,985

Proposal 3 – Ratify the appointment of Independent Registered Public Accounting Firm

The Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013 was ratified. The results of the ratification follow:

For	Against	Abstain	Broker Non-Votes
21,196,403	236,559	6,126	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: September 12, 2012	By:	/s/ Marc A. Cohen
Marc A. Cohen
Chairman of the Board and Chief Executive Officer